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[Letterhead of Gray Cary
Ware & Freidenrich, LLP]
                                                                   EXHIBIT 5

ATTORNEYS AT LAW
400 HAMILTON AVENUE
PALO ALTO, CA  94301-1825
TEL: (650) 328-6561
FAX: (650) 327-3699

http://www.gcwf.com


                                  January 23, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     RE: MONTEREY PASTA COMPANY FIRST AMENDED AND RESTATED 1993 STOCK OPTION PLAN REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

     As legal counsel for Monterey Pasta Company, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 540,000 shares of the Company's Common Stock, $0.001 par value, which may be issued pursuant to the exercise of options granted under the Monterey Pasta Company First Amended and Restated 1993 Stock Option Plan (the "Option Plan").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware Corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

     Based on such examination, we are of the opinion that the 540,000 shares of Common Stock which may be issued upon the exercise of options granted under the Option Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Option Plan, will be validly
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issued, fully paid and non-assessable.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                   Respectfully submitted,


                                   /s/ GRAY CARY WARE & FREIDENRICH, LLP

                                   GRAY CARY WARE & FREIDENRICH, LLP